EXHIBIT 99.3

                     CONSENT TO BE NAMED AS A TRUST MANAGER


      I, William R. Cooper, hereby consent to be nominated as a trust manager of Camden Property Trust, a Texas real estate investment trust, and to be named as a nominated trust manager in the Form S-4 Registration Statement filed with the Securities and Exchange Commission by Camden Property Trust.

Dated: February 24, 1997                  /s/ WILLIAM R. COOPER
                                              William R. Cooper
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                     CONSENT TO BE NAMED AS A TRUST MANAGER

      I, Lewis A. Levey, hereby consent to be nominated as a trust manager of Camden Property Trust, a Texas real estate investment trust, and to be named as a nominated trust manager in the Form S-4 Registration Statement filed with the Securities and Exchange Commission by Camden Property Trust.

Dated: February 25, 1997                  /s/ LEWIS A. LEVEY
                                              Lewis A. Levey